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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

WORLD HEART CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLD HEART CORPORATION
7799 PARDEE LANE
OAKLAND, CALIFORNIA 94621

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 9, 2008

TO THE SHAREHOLDERS OF WORLD HEART CORPORATION:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of WORLD HEART CORPORATION, a Canadian corporation (the "Company" or "WorldHeart"), will be held on Thursday, October 9, 2008, at 11:00 a.m. local time at Suite 5300, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario, James Walker Boardroom for the following purposes:

  (1)
  to elect directors to serve until the next annual meeting of the shareholders or until their successors are elected or appointed, unless the office is vacated earlier;

  (2)
  to approve an amendment of the World Heart Corporation 2006 Equity Incentive Plan to increase the maximum number of common shares that may be issued under the plan from 1,477,251 to 44,000,000;

  (3)
  to approve the grant of discretionary authority to the Company's Board of Directors to amend the Company's articles to effect a reverse stock split of the Company's common shares at a ratio within the range from 20-to-1 to 30-to-1 at any time prior to the first anniversary of this Special Meeting;

  (4)
  to approve the issuance of warrants exercisable for 2,500,000 common shares of the Company to certain advisors of the Company in partial payment of fees owed to such advisors in connection with the Company's recently completed recapitalization and financing transactions; and

  (5)
  to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on September 5, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Michael Sumner Estes Chairman
Oakland, California August 27, 2008

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN CANADA OR THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

 WORLD HEART CORPORATION
7799 PARDEE LANE
OAKLAND, CALIFORNIA 94621

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 9, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of management of World Heart Corporation, a Canadian corporation, referred to herein as "WorldHeart," "we" or "us," for use at the Special Meeting of Shareholders to be held on Thursday, October 9, 2008, at 11:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting. The Special Meeting will be held at Suite 5300, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario in the James Walker Boardroom. This proxy statement and accompanying proxy card are first being mailed on or about September 17, 2008 to all shareholders entitled to vote at the Special Meeting.

        All dollar amounts in the enclosed proxy are in United States dollars, except where otherwise indicated. References to "$" are to United States dollars, references to "Cdn$" are to Canadian dollars and references to "€" are to euros. On September 2, 2008, the exchange rate of Canadian dollars for United States dollars, as reported by the Bank of Canada, was Cdn$1.00 = $0.93. On September 2, 2008, the exchange rate of euros for United States dollars, as reported by the Bank of New York, was €1.00 = $1.45.

SOLICITATION

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names common shares beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common shares for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees who will not be paid any additional compensation for these services.

        The proxy statement is being sent to both registered and non-registered owners of common shares of WorldHeart. If you are a non-registered owner, and WorldHeart or its agent has sent these materials directly to you, your name, address and information about your holdings of common shares, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding common shares on your behalf.

APPOINTMENT OF PROXY HOLDERS AND REVOCATION OF PROXIES

        The persons named in the accompanying form of proxy are directors and/or officers of WorldHeart. A registered shareholder has the right to appoint a person, who need not be a shareholder of WorldHeart, other than the persons designated in the accompanying form of proxy, to attend and act on behalf of the shareholder at the Special Meeting. To exercise this right, a shareholder may either insert such other person's name in the blank space provided in the accompanying form of proxy or complete another appropriate form of proxy.

        To be valid, a proxy must be dated and signed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney. The proxy, to be acted upon, must be deposited with WorldHeart, c/o its registrar and transfer agent,

CIBC Mellon Trust Company, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 or by facsimile at 416-368-2502 by the close of business on the last business day prior to the date on which the Special Meeting or any adjournment of the Special Meeting is held, or with the Chair of the meeting on the day of the Special Meeting or any adjournment of the Special Meeting.

        A shareholder who has given a proxy may revoke it (a) by depositing an instrument in writing (including another proxy) executed by the shareholder or by the shareholder's attorney authorized in writing, either (i) at the registered office of WorldHeart, 7799 Pardee Lane, Oakland, CA 94621 Attention: Chief Executive Officer, at any time up to and including the last business day prior to the day of the Special Meeting or any adjournment of the Special Meeting, or (ii) with the Chair of the meeting on the day of the Special Meeting at any time before it is exercised on any particular matter, or (b) by attending the Special Meeting in person and personally voting the shares represented by the proxy prior to the exercise of the proxy, or (c) in any other manner permitted by law. Attendance at the Special Meeting will not, by itself, revoke a proxy.

VOTING OF PROXIES

        The directors and/or officers whose names are printed on the accompanying form of proxy will, on a show of hands or any ballot that may be called for, vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. If no direction is specified by the shareholder, the shares will be voted FOR each of the proposals described in this proxy statement.

        The enclosed form of proxy confers discretionary authority upon the persons named in the proxy with respect to amendments or variations to matters identified in the Notice of Special Meeting of Shareholders, and with respect to any other matter which may properly come before the Special Meeting. As of the date of this proxy statement, management is not aware of any such amendment, variation or other matter proposed or likely to come before the Special Meeting. However, if any such amendment, variation or other matter properly comes before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such other business in accordance with their judgment.

INFORMATION FOR BENEFICIAL SHAREHOLDERS

        The information set forth in this section may be of importance to many shareholders, as a substantial number of shareholders do not hold the common shares of WorldHeart in their own name (referred to here as beneficial shareholders). In some cases, a shareholder's shares may be registered in the name of a third party, such as a broker, securities dealer, trust company, bank or other similar intermediary. Only proxies deposited by shareholders who appear on the records maintained by WorldHeart's registrar and transfer agent as registered holders of common shares of WorldHeart will be recognized and acted upon at the Special Meeting. If the common shares are listed in an account statement provided to a beneficial shareholder by a broker, the common shares are likely not to be registered in the shareholder's name. The common shares are likely to be registered under the name of the shareholder's broker or an agent of the broker. A significant number of shares are registered under the name of CEDE & Co. (the registration name for the Depository Trust Company which acts as nominee for many United States brokerage firms) or CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms. Common shares held by brokers (or their agents or nominees) on behalf of the broker's client can only be voted (for or against resolutions) at the direction of the beneficial holder except for "routine matters" such as the election of directors in uncontested elections and appointment of auditors.

        Existing regulatory policy requires brokers and intermediaries to seek voting instructions from beneficial shareholders in advance of shareholders meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully read and followed by beneficial shareholders in order to ensure that their common shares are voted at the Special Meeting. The voting instruction form supplied to a beneficial shareholder by its broker (or the agent of the broker) is substantially similar to the form of proxy provided directly to the registered shareholders of WorldHeart. However, its purpose is limited to instructing the registered shareholder (i.e. the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. A significant number of brokers now delegate the responsibility for obtaining instructions from clients to Broadridge Investor Communications Solution in Canada and the United States. Broadridge typically prepares a machine-readable voting instruction form, mails those forms to beneficial shareholders and asks beneficial shareholders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of the Internet or telephone, for example). The voting instruction form will name the same persons as the proxy to represent the beneficial shareholder at the Special Meeting. A beneficial shareholder has the right to appoint a person, including the beneficial shareholder, other than the persons designated in the voting instruction form, to represent the beneficial shareholder at the Special Meeting. To exercise this right, the beneficial shareholder should insert the name of the desired representative in the blank space provided in the voting instruction form. Broadridge then tabulates the results of all instructions received and provides appropriate instruction respecting the voting of the common shares to be represented at the meeting. A beneficial shareholder who receives a Broadridge voting instruction form cannot use the form to vote the common shares directly at the Special Meeting. The voting instruction forms must be returned to Broadridge (or instructions respecting the voting of the common shares must otherwise be communicated to Broadridge) in advance of the Special Meeting in order to have the common shares voted. If you have any questions respecting the voting of the common shares held through a broker or intermediary, please contact the broker or intermediary for assistance.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of common shares at the close of business on September 5, 2008 will be entitled to notice of and to vote at the Special Meeting. At the close of business on September 5, 2008, we had outstanding and entitled to vote 397,618,960 common shares. Each holder of record of common shares on that date will be entitled to one vote for each share held on each matter to be voted upon at the Special Meeting.

        A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding not less than 33 1/3% of the shares entitled to vote at the Special Meeting are present in person or represented by proxy. Voting at the Special Meeting will be by show of hands, except where a ballot is requested by a shareholder or proxyholder entitled to vote at the Special Meeting or the chair of the Special Meeting believes that the number of votes against a resolution is greater than 5% of all votes to be cast at the Special Meeting in respect of the resolution. A shareholder or proxyholder may request a ballot either before or after any vote by show of hands. All votes will be tabulated by the inspector of election or scrutineer appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. In determining whether the requisite vote has been achieved to approve any proposal put before shareholders at the Special Meeting, only votes that have been cast FOR or AGAINST the proposal will be counted. Thus, if approval of a proposal requires a majority of the votes cast at the Special Meeting, the proposal will be approved if the number of votes FOR is greater than the number of votes AGAINST. If approval is required from a certain percentage of the votes cast at the Special Meeting, the proposal will be approved if the votes FOR as a percentage of the total sum of the votes FOR and AGAINST meets or exceeds the required percentage.

        Abstentions and broker non-votes will be counted towards a quorum but are not counted for purposes of determining the vote total for any proposal. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Brokerage firms have the authority to vote clients'

shares on "routine" matters. When a brokerage firm votes its clients' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients' unvoted shares on non-routine matters, which results in a broker non-vote. Except for the proposal regarding election of directors, the other proposals being voted upon at the Special Meeting are not considered routine matters.

SHAREHOLDER PROPOSALS

        WorldHeart currently anticipates that it will hold its 2009 annual meeting of shareholders in May or June 2009. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 of the Securities and Exchange Commission (the "SEC") and the Canada Business Corporations Act ("CBCA"), we must receive shareholder proposals for inclusion in WorldHeart's proxy statement and form of proxy for its 2009 annual meeting of shareholders a reasonable amount of time before the Company begins to print and mail its proxy materials. Except as the Company may otherwise disclose in a filing with the SEC, the Company currently anticipates that any proposal received on or prior to February 15, 2009 will have been timely made.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our articles provide for a Board of Directors of not less than one and not more than ten directors to be elected annually. The number of directors is currently fixed at four and will be increased to eight immediately prior to the Special Meeting.

        Recently the Company completed a recapitalization and financing pursuant to the terms of the Recapitalization Agreement dated June 20, 2008, as amended July 31, 2008 (the Recapitalization Agreement), among WorldHeart, WorldHeart's wholly owned subsidiary World Heart Inc., ABIOMED, Inc. (Abiomed), Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively Venrock), Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin W. Marxe (collectively Special Situations Funds) and New Leaf Ventures II, L.P (New Leaf). The Recapitalization Agreement provides that each of Abiomed, Venrock, Special Situations Funds and New Leaf have the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding common shares of WorldHeart. Subject to the terms of the Recapitalization Agreement, Abiomed also has the right to designate an observer to attend meetings of the Board of Directors at any time it does not have a designee on the Board of Directors. If Abiomed has not nominated a director on or prior to the second anniversary of the closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate. All of Abiomed's rights with respect to the Board of Directors of WorldHeart will terminate on the fifth anniversary of the closing of the transactions contemplated by the Recapitalization Agreement. As set forth below each of Abiomed, Venrock, Special Situations Funds and New Leaf have designated a person for election to the Board of Directors.

        Set forth below is the name, age and biographical information for each person nominated by the Corporate Governance and Nominating Committee of the Board of Directors as a director, including the designees of each of Abiomed, Venrock, Special Situations Funds and New Leaf. Each such person has agreed to serve if elected, and the Corporate Governance and Nominating Committee and management have no reason to believe that any nominee will be unable to serve. Each elected director will hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Jeani Delagardelle (52) is a Managing Director of New Leaf Venture Partners, a firm which was established by the former health care principals of the Sprout Group. She primarily concentrates on medical device efforts. Ms. Delagardelle currently sits on the Board of Directors of several private companies. Ms. Delagardelle joined Sprout Group in August 2000 and became General Partner in July

2001. Previously, she was a General Partner at Weiss, Peck & Greer Venture Partners where she focused on healthcare/technology investments. Before joining Weiss, Peck & Greer Venture Partners, Ms. Delagardelle spent 15 years in senior marketing, sales, business development and general manager positions in the healthcare industry. She was Vice President of Global Marketing for Target Therapeutics (acquired by Boston Scientific) and spent nine years with the Medi-tech division of Boston Scientific in several senior management roles. In addition, Ms. Delagardelle served as Director of Business Operations for Roche Laboratories and Director of Global Marketing for Cell Pro, Inc. Ms. Delagardelle is New Leaf's nominee to the Board of Directors of WorldHeart.

        Michael Sumner Estes, Ph.D. (65) has served as our director since April 2007 and currently serves as Chair of the Board of Directors. Since 2006, Dr. Estes has been chairman of the Board of Directors of Medical Entrepreneurs II, Inc., a company that develops and manufactures replacement heart valves. From 2001 until 2005, Dr. Estes worked as an independent consultant to Corazon, Inc., a company formed to develop new technology for the less invasive treatment of heart disease caused by calcium deposits. From 1996 to 1999, Dr. Estes was the President and Chief Executive Officer of Orquest, Inc., a company involved in bone replacement technology. From 1979 to 1995, Dr. Estes held executive positions with American Hospital Supply Corporation and Baxter Healthcare Corporation, including responsibility for the worldwide Cardiovascular Group at Baxter HealthCare. Dr. Estes is currently chair of the Board of Directors of nContact Surgical, Inc., a private cardiovascular company.

        William C. Garriock (70) has served as our director since December 2003. Since 2003, Mr. Garriock has been a professional company director. From 2000 to 2003 he was the Chairman of MDS SCIEX, the analytical instrument division of MDS Inc. He was also the President of MDS SCIEX from 1994 to 1999. Mr. Garriock was the Executive-at-Large for MDS Inc., a health and life sciences company, from 2000 to 2003. From 1993 to 1994, he was Vice President and Managing Partner (Pharmaceuticals) of MDS Health Ventures Inc. For the previous 18 years, he was the President and CEO of Miles Canada Inc. (now Bayer Canada Inc.), a pharmaceutical, diagnostics and consumer products company. Mr. Garriock is chair of the Board of Directors of Cipher Pharmaceuticals Inc., a pharmaceutical development company listed on the TSX. Mr. Garriock received his B.Comm. from the University of British Columbia and an MBA from the Kellogg School of Business of Northwestern University.

        Gary W. Goertz (56) has served as our director since June 2007. Since early 2003, Mr. Goertz has been a professional company director. From September 1999 to February 2003, Mr. Goertz served as Executive Vice President, Finance and Chief Financial Officer of MDS Inc. Prior to February 1999, Mr. Goertz was Chief Financial Officer at BCT Telus Communications Inc. Mr. Goertz is a Chartered Accountant.

        Anders D. Hove, M.D. (42) is a general partner of Venrock Associates, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm. From 2002 to 2003, he also served as the chief executive officer of Bellevue Asset Management, the asset manager of BB Biotech and BB Medtech. Dr. Hove serves on the board of directors of a number of privately held companies. He received an M.D. from the University of Copenhagen, a M.Sc. from the Technical University of Denmark and an MBA from INSEAD. Dr. Hove is Venrock's nominee to the Board of Directors of World Heart.

        Jal S. Jassawalla (62) has served as our director since December 2005 and has been President and Chief Executive Officer since July 2004. From June 2000 to July 2004, Mr. Jassawalla served initially as Senior Vice President and subsequently as Executive Vice President and Chief Technical Officer with responsibility for research and development, clinical affairs, clinical and technical support and quality. Mr. Jassawalla was a co-founder of Novacor Medical Corporation in 1979. He was Vice President of research and development from 1988 to 2000 in Baxter Healthcare Corporation's Novacor Division. He became an employee in June 2000 when WorldHeart acquired the Novacor division of Edwards LifeSciences LLC, a March 2000 spin-off from Baxter Healthcare Corporation. Mr. Jassawalla received his Master of Science in Mechanical Engineering from Stanford University, and an MBA from the

University of California, Berkeley, with specialization in Finance. He is a fellow of the American Institute of Medical and Biological Engineering.

        Austin W. Marxe (68) has served as the President and is a shareholder of AWM Investment Company Inc., ("AWM"). AWM, a Delaware corporation, is a registered Investment Adviser as defined in the Investment Advisory Act of 1940. Mr. Marxe continues to play an integral part in the management of each of Special Situations Fund III, L.P. ("SSF3"), Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Life Sciences Fund, L.P. (formed in 2005. SSF3 is a registered Investment Company as defined in the Investment Company Act of 1940. Mr. Marxe is a member of each of the general partners of the above Funds and is also a limited partner of MGP and serves as an Individual General Partner of SSF3. Mr. Marxe is SSF's nominee to the Board of Directors of WorldHeart.

        Michael R. Minogue (41) has been the Chief Executive Officer, President and a Director of ABIOMED, Inc. since April 2004. In June 2005, he was also appointed Chair of the Abiomed board of directors. Prior to Abiomed, Mr. Minogue had a 12-year career at GE Medical Systems. Most recently, Mr. Minogue was Vice President and General Manager of American Sales and Marketing for GE Medical Systems Information Technology. From 1998 to 2003, Mr. Minogue held various positions at GE including General Manager for Global Positron Emission Technology Business, General Manager, Americas Cardiology & IT Sales and General Manager, Global Installed Base. Prior to joining GE, Mr. Minogue served on active duty for four years as an infantry officer in the U.S. Army and received multiple awards. Mr. Minogue received his Bachelor's degree in Engineering Management from United States Military Academy at West Point and his MBA from the University of Chicago. Mr. Minogue currently serves on the board of directors of AdvaMed, the Advanced Medical Technology Association. Mr. Minogue is Abiomed's nominee to the Board of Directors of WorldHeart.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees listed above. The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected directors. Abstentions and broker non-votes will be counted towards a quorum, but are not counted towards the vote total for this proposal. We do not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Special Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

CORPORATE GOVERNANCE

        During the fiscal year ended December 31, 2007, our Board of Directors held ten meetings and acted by unanimous written consent seven times. From January 1, 2008 to July 31, 2008, our Board of Directors held eight meetings and acted by unanimous written consent three times.

        During the fiscal year ended December 31, 2007 and to July 31, 2008, all directors attended at least 75% of the total meetings of our Board and committees on which each director served and which were held during the period the director was a director or committee member.

        The Board of Directors has a Compensation Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Strategic Planning Committee. The Board of Directors also constituted an ad hoc Special Committee to review potential financing and strategic alliance transactions and an ad hoc Special Committee to review option grants.

  Audit Committee

        The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee's role includes overseeing our internal accounting and auditing processes and communicates with management about our business, financial risk and compliance with legal, ethical and regulatory requirements. The Audit Committee is responsible for reviewing all of our financial filings and related disclosures, including financial press releases. The Audit Committee is also responsible for the appointment, compensation, retention, and oversight of the independent auditors we engage to prepare and issue audit reports on our financial statements and also approves all non-audit expenditures. The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

        From January 2007 to June 2007, the Audit Committee was composed of three directors: C. Ian Ross (Chair), William C. Garriock and Robert J. Majteles. Following the Annual Meeting of Shareholders in June 2007 (the "2007 Annual Meeting"), Gary Goertz replaced Mr. Ross as a member of the Audit Committee when Mr. Ross did not stand for re-election and retired from the Board of Directors. As a result, from the 2007 Annual Meeting to December 2007, the Audit Committee was composed of Mr. Goertz (Chair), Mr. Garriock and Mr. Majteles. In May 2008, Mr. Majteles resigned from the Board of Directors and was replaced by Dr. Michael Estes on the Audit Committee. All members of the Audit Committee are independent as determined by the Board of Directors in accordance with the Nasdaq Stock Market corporate governance rules and United States and Canadian securities regulations. The Audit Committee met six times during the year ended December 31, 2007 and four times to July 31, 2008.

  Audit Committee Financial Expert

        The Board of Directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Goertz is an "audit committee financial expert" as currently defined by the rules of the Securities and Exchange Commission regulating these disclosures. The specific responsibilities and functions of the Audit Committee are described in the Amended and Restated Audit Committee Charter, a copy of which was filed with our proxy statement for the 2006 Annual and Special Meeting of Shareholders.

  Compensation Committee

        The Compensation Committee has the following scope of authority and responsibilities. First, to review, approve and recommend to the Board of Directors the annual goals, objectives and compensation of the President and Chief Executive Officer and to evaluate performance against those goals and objectives. Second, to oversee the performance evaluation of our other executive officers and approve and recommend their compensation. Third, to oversee the administration of our equity-based compensation and approve grants of equity compensation under our equity incentive plan. Fourth, to review, modify (as needed) and approve our overall compensation strategy and policies. The Committee also produces a report on executive compensation that is required to be included in our proxy statement. When reviewing our overall compensation strategy and policies, the Compensation Committee reviews performance goals and objectives relating to compensation, reviews and advises the Board concerning regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry, and reviews the terms of any employment agreement, severance agreement and change of control protections for our executive officers.

        The Compensation Committee has the ability to delegate its authority to administer our equity compensation plan as it determines is appropriate, and Mr. Jassawalla, as President and Chief Executive Officer, has the authority between meetings of the Compensation Committee to grant equity incentives to newly hired non-executive employees in accordance with guidelines established by the Committee and to report such grants to the Committee.

        From January 2007 to June 2007, the Compensation Committee was composed of three directors: Robert J. Majteles (Chair), C. Ian Ross and William C. Garriock. Following the 2007 Annual Meeting, Michael Estes, Ph.D. replaced Mr. Ross as a member of the Compensation Committee when Mr. Ross did not stand for re-election and retired from the Board of Directors. As a result, from the 2007 Annual Meeting to December 2007, the Compensation Committee was composed of Mr. Majteles (Chair), Dr. Estes and Mr. Garriock. Mr. Majteles resigned from the Board of Directors in May 2008 and was replaced by Mr. Goertz on the Compensation Committee. Dr. Estes was appointed Chair of the Compensation Committee. All members of the Compensation Committee are independent as determined by the Board of Directors in accordance with the Nasdaq Stock Market corporate governance rules and Canadian securities regulation. The Compensation Committee met three times during the year ended December 31, 2007 and two times to July 31, 2008. The Board of Directors has adopted a written Compensation Committee Charter, a copy of which was filed with our proxy statement for the 2007 Annual Meeting.

        Our Chief Executive Officer and the Chief Financial Officer may attend any meeting of the Compensation Committee unless the Compensation Committee determines that there are portions of the meetings where their presence would be inappropriate. With respect to other executive officers, the Compensation Committee considers recommendations from the Chief Executive Officer regarding total compensation for executive officers. Those recommendations include salary increases or target incentive award opportunities, based on the evaluation of their performance, job responsibilities, and leadership roles within the Company. While the Compensation Committee considers these recommendations for the Chief Executive Officer's direct reports, the committee does not delegate authority for compensation decisions relating to the Chief Executive Officer and the other executive officers which are determined by the Committee and the full Board of Directors.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee has three principal responsibilities. First, to determine the slate of director nominees for election to the Board of Directors and to recommend candidates to fill other vacancies that may occur. Second, to review the composition of the committees of the Board of Directors. And third, to monitor compliance with and recommend changes to our compliance with corporate governance regulatory requirements. From January 2007 to June 2007, the Corporate Governance and Nominating Committee was composed of three directors: C. Ian Ross (Chair), William C. Garriock and Robert J. Majteles. Following the Annual Meeting in June 2007, Mr. Majteles became Committee Chair and Dr. Estes replaced Mr. Ross as a member of the Corporate Governance and Nominating Committee when Mr. Ross did not stand for re-election and retired from the Board of Directors. As a result, from the 2007 Annual Meeting to December 2007, the Corporate

Governance and Nominating Committee was composed of Mr. Majteles (Chair), Dr. Estes and Mr. Garriock. In May 2008, Mr. Majteles resigned from the Board of Directors and Mr. Goertz replaced Mr. Majteles on the Corporate Governance and Nominating Committee. Dr. Estes was appointed Chair of the Committee. All members of the Nominating Committee are independent as determined by the Board of Directors in accordance with the Nasdaq Stock Market corporate governance rules and Canadian securities regulation. The Corporate Governance and Nominating Committee met once during the year ended December 31, 2007 and once to July 31, 2008. The Board of Directors has adopted a written Corporate Governance and Nominating Committee Charter, a copy of which was filed with our proxy statement for the 2007 Annual and Special Meeting of Shareholders.

        Although no established specific minimum qualifications for director nominees have been adopted, the Corporate Governance and Nominating Committee reviews the backgrounds and qualifications of directors and potential nominees including financial and industry specific experience, as well as public company board experience and knowledge of corporate governance. The Committee annually reviews the nominees for the Board provided by the Board of Directors. This review considers the nominees in relation to the current composition of the Board and also considers our current circumstances including our contractual obligations in respect of nominees to the Board. The Committee also considers director candidates who are recommended by our shareholders. Any shareholder may recommend a candidate for director by contacting the Corporate Governance and Nominating Committee. This process, however, is separate and distinct from the SEC and CBCA requirements that must be met by a shareholder in order to have a shareholder proposal included in our proxy statement. To date, the Corporate Governance and Nominating Committee has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the slate of nominees in our proxy statement.

  Strategic Planning Committee

        The Strategic Planning Committee's overall responsibility is to assist the Board of Directors in its long range financial and strategic planning efforts. The Strategic Planning Committee has three primary responsibilities. First, to conduct our strategic decision making. Second, to focus our financial resources on initiatives with the greatest opportunity for technical, commercial and financial success. The Committee bases these decisions on its evaluation of markets and the factors required to succeed in those markets. Lastly, it is the responsibility of the Strategic Planning Committee to identify the resources required to ensure the success of our strategic plan. All members of the Board of Directors are members of the Strategic Planning Committee. The composition of the Strategic Planning Committee may change in the future. The Committee did not meet separately during 2007, however, the issues normally addressed by the Committee were addressed by the full Board. The specific responsibilities and functions of the Strategic Planning Committee are further described in our Strategic Planning Committee Charter.

        Our independent directors have the opportunity to meet in an executive session following each regularly schedule meeting of the Board of Directors. A total of four such executive sessions of the Board of Directors were held in 2007 and three to July 31, 2008. The members of our Board of Directors are encouraged, but are not required, to attend Annual or Special Meetings of Shareholders. C. Ian Ross and William C. Garriock attended our 2007 Annual Meeting and William C. Garriock attended our 2008 Annual Meeting.

  Ad Hoc Special Committees

        The ad hoc Special Committee was constituted in October 2007 to review potential financing and strategic alliance proposals and make recommendations in respect of such proposals to the Board of Directors. The Special Committee was composed of Michael S. Estes (Chair), Gary Goertz and William C. Garriock. The Special Committee met three times in 2007 and nine times in 2008.

        On July 28, 2008, another ad hoc Special Committee was constituted to review our option granting practices for the last several years and to make recommendations to the Board with respect to any concerns, changes in practices and related issues. The Committee was constituted in response to an inquiry and request by the Ontario Securities Commission for information and for the Company to perform an internal review with respect to the Company's option granting practices from January 1, 2001 to present. The Special Committee (Options) was composed of Gary Goertz (Chair), Michael S. Estes and William C. Garriock and has met once in 2008.

POSITION DESCRIPTIONS

        The Board of Directors adopted a written mandate in 2007 which provides for the oversight of the overall effectiveness of the Board of Directors and oversight of the Committees of the Board of Directors and management of WorldHeart and provides general oversight. The Board of Directors also considers the recommendations of the various Committees before approval.

        The Board of Directors has adopted a written position description for the Chair of the Board and the Chair of each Committee. The Chair of each Committee is responsible for reporting on the activities of the Committee to the full Board on a periodic basis.

        The Board of Directors has developed a written position description for the Chief Executive Officer. The Board of Directors and the Chief Executive Officer develop, on an annual basis, detailed corporate objectives and parameters within which the Chief Executive Officer operates our business. The Board of Directors is also responsible for annually evaluating the Chief Executive Officer against these objectives.

ASSESSMENTS

        The Corporate Governance and Nominating Committee reviews on an annual basis the effectiveness and contribution of the Board of Directors, the Committees of the Board of Directors and individual directors. The Chair reports to the full Board on the findings. Any agreed upon improvements are implemented as applicable.

ORIENTATION AND CONTINUING EDUCATION

        The Board of Directors has developed a manual for new directors which provides a comprehensive reference source about WorldHeart, the Board of Directors and its Committees. Arrangements are made for specific briefing sessions from appropriate senior personnel to help new directors better understand our business environment, strategies and operations. Directors are given periodic reviews and more detailed presentations on particular strategies and presentations by our senior management. Directors are encouraged to enroll in professional development courses.

ETHICAL BUSINESS CONDUCT

        The Board of Directors has adopted a written Code of Ethics for our directors, officers, employees and consultants. A copy of the Code of Ethics has been previously filed with the SEC and with the Canadian securities authorities as an exhibit to the Company's Annual Report of Form 10-KSB for the year ended December 31, 2004 and is available on our website at www.worldheart.com or upon written request to World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621 Attention: Chief Financial Officer. Each employee and officer must confirm in writing that they have read and understood the Code of Ethics. We have implemented a complaint procedure which allows employees to report any conduct that is not compliant with the Code of Ethics on an anonymous and/or confidential basis.

        We intend to disclose any amendments to, or waivers from, our Code of Ethics that are required to be publicly disclosed pursuant to rules of the SEC, the Nasdaq Stock Market and the Canadian securities regulations by filing such amendment or waiver with the SEC and Canadian securities regulators. We have not filed any material change report during the financial year ended December 31, 2007 and to July 31, 2008 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Ethics. No waivers from the Code of Ethics have been sought or granted.

        In the event any transactions or agreements occur in respect of which a director has a material interest, the director will recuse himself from voting on the matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

        The Board of Directors sets the tone for ethical conduct throughout WorldHeart by considering and discussing ethical considerations when reviewing corporate transactions and our activities. The Corporate Governance and Nominating Committee, which is comprised of entirely independent directors, oversees our Code of Ethics and compliance with various regulatory requirements.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may contact an individual director, the Board of Directors as a group or a specific committee of the Board of Directors, including the non-management directors as a group, by the following means: by mail to Investor Relations, World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621; or by email to investors@worldheart.com. You must include your name and address and indicate whether you are a shareholder of WorldHeart. We will initially compile all communications and summarize all lengthy, repetitive or duplicative communications before forwarding them to the addressee. We will not forward non-substantive communications, communications that pertain to personal grievances or communications that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about WorldHeart, but instead will forward them to the appropriate department within WorldHeart for resolution. In this case, the Corporate Secretary will retain a copy of such communication for review by any director upon his request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and people who own more than ten percent of our stock, to file reports of ownership and reports of changes in ownership with the SEC. All of these people are required by SEC regulation to provide us with a copy of all Section 16(a) reports they file.

        We reviewed the reports that were filed during the fiscal year ended December 31, 2007 and up to July 31, 2008. Only one report by a an officer of WorldHeart, Pratap Khanwilkar, was filed late, reporting two sale transactions in 2006 and one sale transaction in 2007.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The following is the report of the Audit Committee of the Board of Directors dated September 5, 2008 with respect to WorldHeart audited consolidated financial statements for the fiscal year ended December 31, 2007, which include the consolidated balance sheets as of December 31, 2006 and 2007, and the related consolidated statements of operations, shareholders' equity and cash flows for the period ended December 31, 2007, and the related notes.

        The Audit Committee reviews our consolidated financial statements, corporate accounting and financial reporting process and internal controls on behalf of the Board of Directors. All of the members of the Audit Committee are independent under the current requirements of the Nasdaq Stock Market, the Toronto Stock Exchange and in accordance with SEC rules and regulations and Canadian securities regulatory requirements. As of the date of this report, Mr. Goertz qualified as an "audit committee financial expert" within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee has a written charter describing its functions which was amended and restated and approved by the Board of Directors in December 2003, a copy of which was filed with our proxy statement for the 2006 Annual and Special Meeting of the Shareholders.

        Our management is primarily responsible for preparing our financial statements and for the overall reporting process, including our systems of internal control over financial reporting. In fulfilling its oversight responsibilities with respect to our corporate accounting and financial reporting process, the Audit Committee regularly reviews and discusses the financial statements with management, including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that our audited consolidated financial statements for the fiscal year ended December 31, 2007 were prepared in accordance with generally accepted accounting principles of the United States, and the Audit Committee has reviewed the audited consolidated financial statements with management.

        The Audit Committee also meets regularly with our independent auditors who have unrestricted access to the Audit Committee. The Audit Committee is directly responsible for the compensation, appointment, retention and oversight of our independent auditors. The independent auditors report directly to the Audit Committee. The Audit Committee discussed with the independent auditors the overall scope and plans for their audit, and the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

        The Audit Committee reviewed with Burr, Pilger & Mayer LLP, our independent auditors for the fiscal year ended December 31, 2007, who were responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles of both the United States and Canada, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards,Vol.1, AU §380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from Burr, Pilger & Mayer LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered the compatibility of any non-audit services with the independence of Burr, Pilger & Mayer LLP.

        Based on the considerations above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved, the inclusion of the U.S. GAAP audited consolidated financial statements in the Annual Report on Form 10-KSB A for the fiscal year ended December 31, 2007 filed with the SEC in March 2008 and July 2008.

AUDIT COMMITTEE
Gary Goertz, Chair
William Garriock
Michael Estes

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before of after the date hereof and irrespective of any general incorporation language in any such filing.

 PROPOSAL 2

APPROVAL OF AN AMENDMENT THE WORLD HEART CORPORATION
2006 EQUITY INCENTIVE PLAN

        The Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted World Heart Corporation 2006 Equity Incentive Plan (the "Plan"), formerly known as the World Heart Corporation Employee Stock Option Plan, on July 27, 2006 and again on November 10, 2006, to be effective as of the date of shareholder approval.

        The Plan is an element of the Company's overall compensation strategy to align employee compensation with the Company's business objectives, strategy and performance. The Plan is designed to reward the Company's employees for delivering measurable results. The Company is dependent on its ability to attract and retain qualified scientific, technical and key management personnel. The purpose of the Plan is to enable the Company to attract, retain and reward highly qualified individuals who contribute to our success and motivate them to enhance the value of the Company.

        If proposal 2 is adopted, the maximum number of common shares eligible to be awarded under the Plan would be increased by 42,522,749 million common shares from 1,477,251 to 44,000,000 common shares. Pursuant to the terms of the Recapitalization Agreement, the Company and the investors agreed that the number of shares eligible for grant under the Plan should be increased to 44,000,000 and the Company agreed to seek shareholder approval for such increase. This increase would assist the Company in achieving certain objectives set by the Board and contemplated under the Recapitalization Agreement that it was appropriate for the number of options reserved under the Plan to be approximately 10% to 15% of the issued and outstanding common shares of WorldHeart. After the completion of the recapitalization and financing, there are 397,618,960 common shares issued and outstanding and 44,000,000 common shares proposed under the Plan would represent approximately 11% of the issued and outstanding shares of WorldHeart, without giving effect to securities exercisable into common shares such as warrants or common shares issuable under the Plan. As of September 2, 2008, approximately 335,461 common shares were available for grant under the Plan and options exercisable for 1,030,105 common shares were outstanding under the Plan.

        Approval of a majority of the votes cast at the Special Meeting, in person or by proxy is required for this proposal 2. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor or the approval. Abstentions and broker non-votes will be counted towards a quorum, but are not counted towards the vote total for this proposal.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SUMMARY DESCRIPTION OF THE PLAN

        The following description of the Plan below is qualified in its entirety by reference to the provisions of the amended and restated Plan itself.

  Purpose of the Plan

        The Company, by means of the Plan, seeks to retain the services of persons who are now employees, directors or consultants of the Company, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The purpose of the Plan is to provide a means by which employees, directors and consultants of the Company may be given an opportunity to benefit from increases in value of the Company's common shares through the granting of the following types of awards: (i) incentive stock options; (ii) non-statutory stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units awards; (vi) performance shares; and (vii) other share-based awards. As of September 2, 2008, the last reported sales price of the Company's common shares on the Nasdaq Capital Market was $0.16. Currently, an undetermined number of consultants, three non-employee directors, four executive officers and all of WorldHeart's employees and non-executive officers are entitled to participate in the Plan.

  Plan Basics

Eligible participants:	Employees, directors and consultants of the Company and its affiliates
Types of awards:	Incentive stock options	Restricted stock awards
	Non-statutory stock options	Restricted stock unit awards
	Stock appreciation rights	Performance shares
Other share-based awards
Shares available for issuance:

Subject to adjustments and the proposed amendment, 1,477,251 shares of the Company's common shares are reserved under the Plan. If any outstanding option or stock appreciation right expires or is terminated or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion of the award may again be available for issuance under the Plan.

Limitations:	No more than 3,000,000 shares of common shares subject to stock awards may be granted to an eligible participant in any calendar year.
Administration:	The Plan will be administered by the Compensation Committee of the Board of Directors.
Effective date:	The Plan is effective upon approval by the Company's shareholders.
Plan term:	The Plan will terminate on the tenth anniversary of the date of Board of Directors approval unless earlier terminated by the Board of Directors.
Capitalization adjustments:

Share reserve, limitations, purchase price and number of shares subject to outstanding stock awards may be adjusted in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Change in control:	If acquiring entity refuses to assume or substitute for the stock award, then vesting and exercisability of stock awards will be accelerated in full at the discretion of Board of Directors.
Awards in foreign countries:	The Board of Directors may adopt modifications, procedures and sub-plans as may be necessary or desirable to grant stock awards to employees and directors who are working outside of the United States.
Repricing and option exchange programs:	Not permitted without stockholder approval.

  Stock Options and Stock Appreciation Rights

Term:	Not more than 10 years from the date of grant.
Exercise price:	Not less than 100% of the fair market value of the underlying stock on the date of grant.
Method of exercise:	Cash	Delivery of common shares (including delivery by attestation)
	Net exercise	Any other form of legal consideration
Transferability:

Incentive stock options are nontransferable, except upon death. Non-statutory stock options and stock appreciation rights are transferable upon death or divorce. With permission of the Board of Directors some non-statutory stock options may be transferred to certain family members of the optionholder.

Vesting:	To be determined by the Board of Directors at the time of grant; the Board of Directors may accelerate vesting and exercisability at any time.
Termination of service:	Unvested portion of option or stock appreciation right is forfeited; limited post-termination exercise period may be imposed, for example:
• 3 months after continuous service to the Company or an affiliate terminates, except:
— immediately if separation is for cause.
— at least 6 months if separation due to disability.
— at least 6 months if separation due to death.
Payment:	Stock appreciation rights may be settled in cash (subject to variable plan accounting), stock, or in a combination of cash and stock.

  Restricted Stock Awards; Restricted Stock Unit Awards; Performance Shares; and Other Share-Based Awards

Purchase price:	Determined by the Board of Directors at time of grant; may be zero if permissible under applicable law.
Consideration:	Determined by the Board of Directors at the time of grant; may be in any form permissible under applicable law.
Vesting:	Determined by the Board of Directors at time of grant; may be based on achievement of performance objectives. The Board of Directors may accelerate vesting at any time.

Performance objectives:	The Board of Directors may condition the grant or vesting of stock awards upon the attainment of one or more of the performance objectives listed below or upon such other factors as the Board of Directors may determine.
	•	Return on total shareholder equity	•	Revenues
	•	Net income	•	Return on total capital
	•	Stock price	•	Profit before taxation
	•	Net earnings	•	Product development milestones
	•	Related return ratios	•	Clinical trial milestones
	•	Cash flow
	•	Earnings before interest, taxes, depreciation, and amortization
Transferability:	Stock awards are transferable as provided in the applicable stock award agreement.
Termination of service:	Unvested portion of the stock award is forfeited.
Dividend equivalents:	Dividend equivalents may be credited in respect of common share equivalents underlying Restricted Stock Unit Awards and Performance Shares.
Payment:

Restricted stock, restricted stock units and performance shares may be settled only in common shares. Other share-based awards may be settled in cash (subject to variable plan accounting), stock, or in a combination of cash and stock.

Deferral of award payment:

The Board of Directors may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon vesting of restricted stock unit awards and performance shares, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of common shares or other considerations.

 U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is only a brief summary of the effect of U.S. federal income taxation on the Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction (such as a local, state or country in which the recipient of the award may reside). For purposes of this discussion "Code" is the Internal Revenue Code of 1986, as amended.

         Incentive Stock Options.    No regular federal income tax will be payable by the participant or the Company at the time of grant or exercise of an incentive stock option that satisfies the requirements of Code Section 422; however, alternative minimum tax may be payable upon exercise on the difference between the exercise price and the fair market value of the shares. The participant will recognize long term capital gain or loss on the sale or exchange of the shares acquired upon the exercise of the incentive stock option if the participant sells or exchanges the shares at least two years after the date of grant and more than one year after the date of exercise. If the participant sells or exchanges the shares earlier than the expiration of these two holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the date of exercise and the difference between the sales price and the exercise price. Any additional gain on the sale of the shares will be capital gain. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income, subject to certain reporting requirements.

         Non-statutory Stock Options.    No tax will be payable by the participant or the Company at the time of grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the excess, if any, of the fair market value of the shares with respect to which the award is exercised over the exercise price of the award will be treated for Federal tax purposes as ordinary income. Any additional profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the exercise price.

         Restricted Stock.    Generally, no taxes are due when the restricted stock award is initially granted and no deduction will be taken by the Company at that time. The difference between the fair market value of the shares subject to the award and the price paid for such shares, if any, is taxable as ordinary income when the shares are no longer subject to a "substantial risk of forfeiture" (i.e., becomes vested or transferable) or upon grant if a valid section 83(b) election is made. The Company will be entitled to a corresponding deduction at the time the participant is subject to tax. Any additional profit or loss realized on the sale or exchange of the shares will be treated as a capital gain or loss.

         Restricted Stock Units and Performance Shares.    Generally, no taxes are due when the restricted stock units or performance shares are initially granted and no deduction is taken by the Company at that time. Subject to the award satisfying the requirements of Code Section 409A, the fair market value of the shares awarded is taxable to the participant when such shares are paid to the participant. The Company will be entitled to deduct the amount, if any, that the participant recognizes as ordinary income.

         Section 162(m).    Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Stock awards will qualify as "performance-based compensation" if the grant of the stock award or the vesting of the stock award is subject to one or more performance objectives that satisfy the requirements of Section 162(m).

         Deferred Compensation.    Subject to further guidance from the Internal Revenue Service, restricted stock awards, restricted stock unit awards and performance shares that may be deferred beyond the vesting date are deferred compensation subject to the design limitations and requirements of Code Section 409A. If the requirements of Code Section 409A are not satisfied, deferred amounts will be subject to tax upon vesting at ordinary income rates plus an additional penalty equal to 20% of the amount deferred.

        All of the awards under the Plan will be discretionary. Therefore, the benefits and amounts that may be granted to Company's executive officers, directors and other employees under the Plan are not determinable. Stock options granted to the Named Executive Officers in 2007 are set forth below under "Compensation of Executive Officers—Summary of Compensation." Stock options granted to non-employee directors are set forth under "Election of Directors—Compensation of Directors."

 PROPOSAL 3

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO THE COMPANY'S BOARD OF DIRECTORS TO AMEND THE COMPANY'S ARTICLES TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON SHARES WITHIN A RANGE FROM 20-TO-1 TO 30-TO-1 AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY OF THIS SPECIAL MEETING

GENERAL

        The Company's common shares are quoted on the Nasdaq Capital Market under the symbol "WHRT." On April 30, 2008, the Company received a letter from Nasdaq indicating that, for 30 consecutive business days, the bid price of the Company's common shares had closed below the minimum $1.00 per share requirement for continued listing on Nasdaq and that, in accordance with Nasdaq rules, the Company had 180 calendar days (until October 27, 2008) to regain compliance. If the Company does not regain compliance with the minimum bid price rules within the allotted compliance period, the Company's common shares may be delisted from Nasdaq. As of September 2, 2008, the reported last sale price of the common shares as reported by the Nasdaq Capital Market was $0.16.

        The Board of Directors has unanimously determined that it is in the best interests of the Company and its shareholders to effect a reverse split of the common shares to bring the Company into compliance with the requirements for continued listing of the common shares on the Nasdaq Capital Market. In addition, under the terms of the Recapitalization Agreement, the Company agreed to take all necessary steps to satisfy all continued listing criteria necessary to maintain the listing of the common shares with The Nasdaq Capital Market, including, without limitation, effecting the reverse stock split. The Board of Directors has unanimously approved amendments to the Company's articles to effect a reverse stock split of all outstanding common shares of the Company at an exchange ratio ranging from 20-to-1 to 30-to-1. The Board has recommended that these proposed amendments be presented to the shareholders of the Company for approval. You are now being asked to vote upon these amendments to the Company's articles to effect this reverse stock split whereby the number of outstanding common shares of the Company between and including 20 and 30, such number consisting only of whole shares, will be combined into one common share. Upon receiving shareholder approval, the Board will have the sole discretion to elect, as it determines to be in the best interests of WorldHeart and its shareholders, whether or not to effect a reverse stock split, and if so, the number of common shares between and including 20 and 30 which will be combined into one common share, at any time before the first anniversary of this Special Meeting of shareholders. The Board believes that shareholder approval of these amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of WorldHeart and its shareholders.

        The text of the forms of proposed amendments to the Company's articles is attached to this proxy statement as Appendix A. By approving these amendments, shareholders will approve an amendment to the articles pursuant to which any whole number of outstanding shares between and including 20 and 30 would be combined into one common share, and authorize the Board to file such amendment, as determined by the Board in the manner described herein. The Board may also elect not to do any reverse split.

        If our shareholders approve the reverse stock split proposal and the Board determines that it is in the best interests of the Company and its shareholders to implement the reverse stock split, the Company will file one selected amendment to its articles with Corporations Canada (as described below) which will effect a reverse split of the common shares then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, would not change the unlimited number of authorized common shares or preferred shares. Except for any changes as a result of the treatment of fractional shares (as described below), each shareholder will hold the same percentage of common shares outstanding immediately prior to the reverse stock split as such shareholder did immediately prior to the split.

  Reasons for the Reverse Stock Split

        In order to reduce the number of common shares of the Company outstanding and thereby attempt to proportionally raise the per share price of the Company's common shares, the Board of Directors believes that it is in the best interests of the Company's shareholders for the Board of Directors to obtain the authority to implement a reverse stock split. If the shareholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and its shareholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the approved range. These determinations will be made by the Board of Directors to create the greatest marketability of the Company's common shares based on prevailing market conditions at that time. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement a reverse stock split prior to the first anniversary of this Special Meeting, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and its shareholders.

        The Board of Directors seeks authority to implement the reverse stock split for the following reasons:

  •
  The Board of Directors believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain qualified employees and other service providers; and

  •
  The Board of Directors believes a that a reverse stock split may be the most effective means of avoiding a potential delisting of the Company's common shares from the Nasdaq Capital Market.

  Potential Increased Investor Interest

        The Board of Directors is seeking shareholder approval of the authority to implement a reverse stock split because it believes that a higher stock price may help generate investor interest in the Company and help the Company attract and retain qualified employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding common shares of the Company might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization. In addition, the Board of Directors considered that the Company's common shares may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

  Nasdaq Stock Market Listing

        The Company's common shares are quoted on the Nasdaq Capital Market under the symbol "WHRT." On April 30, 2008, the Company received a letter from Nasdaq indicating that, for 30 consecutive business days, the bid price of the Company's common shares had closed below the minimum $1.00 per share requirement for continued listing on Nasdaq and that, in accordance with Nasdaq rules, the Company had 180 calendar days (until October 27, 2008) to regain compliance. If, at any time before October 27, 2008, the bid price of the Company's common shares closes at $1.00 per share or more for a minimum of ten consecutive business days, the Company should regain compliance with the minimum bid price rules. If the Company does not regain compliance by October 27, 2008, the Company's common shares may be delisted from Nasdaq. At that time, the Company would be entitled to appeal the staff's determination to a Nasdaq Listing Qualifications Panel. If the common shares were to be delisted they would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Capital Market.

  Certain Risks Associated With the Reverse Stock Split

        The Board expects that a reverse stock split of the common shares will increase the market price of the common shares so that the Company is able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse split upon the market price of the common shares cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common shares after the reverse split will not rise in proportion to the reduction in the number of common shares outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the common shares may vary based on other factors which are unrelated to the number of shares outstanding, including the Company's future performance. In addition, there can be no assurance that the common shares will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split common share remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, will result in the market price of the common shares rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

        There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or will increase the Company's ability to attract and retain employees and other service providers .

        The market price of the Company's common shares will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's common shares declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's common shares could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

  Principal Effects of the Reverse Stock Split

  Corporate Matters

        If approved and effected, the reverse stock split would have the following effects:

  •
  Depending on the exact reverse stock split selected by the Board, between and including 20 and 30 common shares owned by a shareholder would be exchanged for one new common share;

  •
  The number of issued and outstanding common shares of the Company will be reduced proportionately based on the reverse stock split ratio selected by the Board;

  •
  Based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase common shares of the Company's, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

  •
  The number of shares reserved for issuance under the Company's existing equity incentive plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

        If approved and effected, the reverse stock split will be effected simultaneously for all of the Company's common shares and the ratio will be the same for all of the Company's common shares. The reverse stock split will affect all of the Company's shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. Any fractional shares will be eliminated and shareholders will not be compensated for such fractional shares. Common shares issued pursuant to the reverse stock split will remain fully paid and non-assessable It is not anticipated that the reverse split will materially, if at all, affect the number of the Company's outstanding shareholders. The common shares are currently registered under Section 12 of the Securities Exchange Act of 1934 and the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split will not affect the registration of the common shares under the Securities Exchange Act of 1934. If the proposed reverse stock split is implemented, Nasdaq would likely add the letter "D" to the end of the Company's trading symbol ("WHRT") for a period of 20 trading days to indicate that the reverse stock split has occurred.

  Fractional Shares

        No scrip or fractional certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of common shares not evenly divisible by the number selected by the Board for the reverse stock split ratio will not be entitled to cash compensation and holder will lose any entitlement to such fractional shares upon surrender of certificate(s) representing such shares.

        If approved and effected, the reverse stock split will result in some shareholders owning "odd lots" of less than 100 shares of the Company's common shares. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

  Warrants and Options

        The reverse stock split will not affect the ownership of option and warrant holders. Upon the exercise of any options or warrants, resulting shares issued will be issued on a post-consolidation basis. No exchange of option or warrant certificates is required at the time of the reverse stock split.

  Authorized Shares

        Upon the effectiveness of the reverse stock split, the number of authorized common shares that are not issued or outstanding would continue to be unlimited despite the reduction in the number of common shares of the Company's issued and outstanding based on the reverse stock split ratio selected by the Board. As of September 2, 2008, the Company had unlimited common shares authorized and 397,618,960 shares of common shares issued and outstanding, and unlimited preferred shares authorized and no preferred shares issued and outstanding. Authorized unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company's common shares may also be diluted. Furthermore, the issued shares may have rights, preferences or privileges senior to those of the Company's common shares.

  Accounting Matters

        The Company's common shares are no par value shares and therefore the reverse stock split will not affect the total stated capital on the Company's balance sheet attributable to the Company's common shares. The per share net income or loss of the Company's common shares, for all periods, will be restated because there will be fewer outstanding common shares of the Company.

  Potential Anti-Takeover Effect

        The Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. The Company's Board does not currently contemplate recommending the adoption of any other amendments to the Company's articles of continuance that could be construed to affect the ability of third parties to take over or change the control of the Company.

  Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the shareholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split on or prior to the first anniversary of this Special Meeting, the Company will file an amendment to the articles with Industry Canada. The reverse stock split will become effective at the time specified in such amendment, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing pre-split common shares will be deemed for all corporate purposes to evidence ownership of new post-split common shares. The text of the form of the amendment attached hereto is subject to modification to include such changes as may be required by Corporations Canada and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board.

        As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, CIBC Mellon Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split common shares will be asked to surrender to the exchange agent certificates representing pre-split common shares in exchange for certificates representing new post-split common shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its shareholders. A new CUSIP number will be assigned and replacement share certificates will be issued. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-split common shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new post-split common shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

  No Dissent Rights

        Under, the Canada Business Corporations Act, the Company's shareholders are not entitled to dissent rights with respect to the reverse stock split, and the Company will not independently provide shareholders with any such right.

  U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split common shares were, and the post-split common shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

  If round down shares:

        A shareholder may hold a number of pre-split common shares that is divisible by the exchange ratio into a whole number of post-split common shares ("Whole Shareholders") or into a whole number plus a fractional share of post-split common shares ("Fractional Shareholders").

        No gain or loss should be recognized by a Whole Shareholder upon such shareholder's exchange of pre-split common shares for post-split common shares pursuant to the reverse stock split. The aggregate tax basis of the post-split common shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the pre-split common shares exchanged therefor. The shareholder's holding period for the post-split common shares will include the period during which the shareholder held the pre-split common shares surrendered in the reverse stock split.

        Fractional Shareholders will not receive fractional shares in the reverse stock split and will instead receive a number of shares that is rounded down to a whole number. Fractional Shareholders should consult their own tax advisors on whether to allocate their aggregate tax basis in their pre-split common shares entirely to their post-split common shares or, alternatively, whether they should allocate a portion of such basis to the fractional shares which they would have received had their post-split common shares not been rounded down to a whole number and recognize a loss on such fractional share equal to the basis so allocated. Other than a possible loss with respect to the fractional shares not received, no gain or loss should be recognized by a Fractional Shareholder upon such shareholder's exchange of pre-split common shares for post-split common shares pursuant to the reverse stock split and the shareholder's holding period for the post-split common shares will include the period during which the shareholder held the pre-split common shares surrendered in the reverse stock split.

        The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his, her or its own tax advisor with respect to all of the potential tax consequences to him, her or it of the reverse stock split.

  Canadian Federal Income Tax Consequences

        The reverse stock split does not constitute a disposition of common shares for purposes of the Income Tax Act (Canada). The applicable aggregate adjusted cost base of common shares owned by a shareholder immediately after the reverse stock split will be the same as immediately before.

REVERSE STOCK SPLIT RESOLUTION

        At the Special Meeting, shareholders will be asked to approve a special resolution giving the Board of Directors discretionary authority to amend the Company's articles to effect a reverse stock split of the Company's common shares at a ratio within the range from 20-to-1 to 30-to-1 at any time prior to the first anniversary of this Special Meeting.

        In order for the reverse stock split to be approved, the special resolution must be approved by the affirmative vote of not less than 66 2/3% of the votes cast in respect thereof, in person or by proxy, at the Special Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of giving the Board of Directors discretionary authority to amend the Company's articles. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

 PROPOSAL 4

APPROVAL OF THE ISSUANCE OF WARRANTS EXERCISABLE FOR 2,500,000 COMMON
SHARES OF THE COMPANY TO ADVISORS IN CONNECTION WITH THE COMPANY'S
RECENT RECAPITALIZATION AND FINANCING

        On July 31, 2008, the Company completed a $30 million private placement transaction and recapitalization pursuant to the Recapitalization Agreement. Under the terms of the Recapitalization Agreement, WorldHeart issued 300,000,000 common shares for an aggregate purchase price of $30,000,000, of which Venrock invested $11,000,000, Special Situations Funds invested $9,000,000 and New Leaf invested $10,000,000. Simultaneously with the closing of the transactions, Abiomed entered into a Termination and Release Letter Agreement dated July 31, 2008 with WorldHeart and World Heart Inc. and converted the full amount of principal and interest owed on the $5,000,000 8% Secured Convertible Promissory Note previously issued to Abiomed by WorldHeart and World Heart Inc. into 86,000,000 common shares of WorldHeart released the security interest in all of the assets of WorldHeart and World Heart Inc. that secured the Note, terminated the warrant Abiomed held to purchase 3,400,000 common shares of WorldHeart, forgave other amounts owed to Abiomed by WorldHeart and terminated all previously existing agreements, arrangements and understandings with WorldHeart. As part of the arrangements made in connection with the transactions, WorldHeart agreed to pay an aggregate cash commission of $750,000 and, subject to shareholder approval, issue warrants to purchase an aggregate of 2,500,000 common shares to its advisors, Pacific Growth Equities, LLC (PGE) and Stifel, Nicolaus & Company, Incorporated (Stifel). The warrants will have an exercise price of US$0.11 per share and are exercisable in whole or in part for a period of three years from the date of issuance. The shares underlying the warrants will be registered on Form S-3 (or if, Form S-3 is not then available to us, on such form of registration statement as is then available) permitting the resale of the common shares upon the exercise of the warrants. "Piggyback" registration provisions will also be included in the warrants so that if we propose to register any of our common shares and if PGE and/or Stifel so requests, we will use reasonable efforts to cause the registration of our common shares issuable upon the exercise of the warrants.

        The shareholders are being asked to consider and approve the issuance of warrants exercisable for 2,500,000 common shares in the aggregate to our advisors in connection with the Company's recently completed recapitalization and financing transactions.

        Approval from a majority of the votes cast at the Special Meeting, in person or by proxy is required for this proposal 4. Shares represented by executed proxies will be voted, if authority to do so is not withheld, in favor of the approval. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding the beneficial ownership of common shares as of September 2, 2008 by: (i) each person or entity known by us to own beneficially more than 5% of our outstanding common shares; (ii) each Named Executive Officer named in the Summary Compensation Table; (iii) each director and nominee for director; and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. The number of common shares used to calculate the percentage ownership of each listed person includes the common shares underlying options, warrants or other convertible securities held by them that are exercisable within 60 days of September 2, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Outstanding Shares(1)
Venrock Associates(2)	110,000,000	27.7%
3340 Hillview Avenue
Palo Alto, CA 94304
New Leaf Venture Management II, L.L.C.(3)	100,000,000	25.2%
7 Times Square, Suite 1603
New York, NY 10036
Austin W. Marxe and David M. Greenhouse(4)	93,374,470	23.5%
153 East 53rd Street
New York, NY 10022
ABIOMED, Inc.(5)	86,000,000	21.6%
22 Cherry Hill Drive
Danvers, MA 01923
Jal S. Jassawalla(6)	299,106	*
Pratap Khanwilkar(7)	78,230	*
Phil J. Miller(8)	68,964	*
Piet Jansen, M.D.(9)	68,941	*
William C. Garriock(10)	15,667	*
Gary W. Goertz(11)	3,333	*
Michael Sumner Estes Ph.D.(12)	3,333	*
David Pellone(13)	2,985	*
A. Richard Juelis(14)	27,500	*
Jeani Delagardelle(3)	—	*
Anders D. Hove, M.D.(2)	—	*
Austin W. Marxe(4)	—	*
Michael R. Minogue(5)	—	*
All Directors and Executive Officers as a Group (14 persons)(15)	604,749	0.2%

Less than one percent*

(1)
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the shareholders named in this table is: c/o World Heart Corporation, 7799 Pardee Lane, Oakland, California 94621. Applicable percentages are based on 397,618,960 shares outstanding on September 2, 2008, adjusted as required by rules promulgated by the SEC.

(2)
Venrock Associates V, L.P. is the record owner of 99,253,000 common shares, Venrock Entrepreneurs Fund V, L.P. is the record owner of 2,332,000 common shares and Venrock Partners V, L.P. is the record owner of 7,650,000 common shares. Collectively, Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, L.P. are the record owners of 110,000,000 common shares (the "Venrock Shares"). As the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, L.P., respectively, Venrock Management V, LLC, VEF Management V, LLC and Venrock Partners Management V, LLC may be deemed to own beneficially all of the Venrock Shares. In addition, each of the members of each of Venrock Management V, LLC, VEF Management V, LLC and Venrock Partners Management V, LLC may be deemed to own beneficially all of the Venrock Shares. Venrock, is entitled to a board nominee on our Board of Directors depending on certain ownership requirements of our common shares. Anders D. Hove is nominated to serve on our Board of Directors as a designee of Venrock.

(3)
New Leaf Ventures II, L.P. ("NLV II") is the record owner of 100,000,000 shares of Common Stock (the "NLV II Shares"). As the sole general partner of NLV II, New Leaf Venture Associates II, L.P., may be deemed to own beneficially the NLV II Shares. As the sole general partner of New Leaf Venture Associates II, L.P., New Leaf Venture Management II, L.L.C. ("NLV Management"), may be deemed to own beneficially the NLV II Shares. As the individual managers of NLV Management, each of the Managing Directors of NLV Management also may be deemed to own beneficially the NLV II Shares. Each of the foregoing may be deemed to own beneficially 25.2% of World Heart's common shares, which percentage is calculated based upon 397,618,960 shares reported to be outstanding. Each of the foregoing persons, except NLV II, disclaims beneficial ownership of the NLV II Shares except to the extent of their pecuniary interest therein, if any. NLV II is entitled to nominate a person to serve on our Board of Directors depending on certain ownership requirements of our common shares. Jeani Delagardelle is nominated to serve on our Board of Directors as a designee of NLV II.

(4)
Based solely on the Schedule 13D /A filed on August 8, 2008, the following is a detail of their ownership. Includes warrants to purchase 31,691 common shares and 16,587,810 common shares held by Special Situations Cayman Fund, L.P., warrants to purchase 7,662 common shares and 175,068 common shares held by Special Situations Fund III, L.P., warrants to purchase 87,412 common shares and 45,765,146 common shares held by Special Situations Fund III QP, L.P., and warrants to purchase 34,572 common shares and 16,685,106 common shares held by Special Situations Private Equity Fund, L.P. and 4,000,000 shares of common stock owned by Special Situations Life Sciences Fund, L.P. Marx has sole voting and investment power over 10,000,000 shares held in the name of Austin W. Marxe. MGP Advisors Limited ("MGP") is the general partner of the Special Situations Fund III, QP, L.P. and the general partner of and investment adviser to the Special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the

  general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P., the Special Situations Private Equity Fund, L.P. and the Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. Special Situation Fund, is entitled to a board nominee on our Board of Directors depending on certain ownership requirements of our common shares. Austin W. Marxe is nominated to serve on our Board of Directors as a designee of the Special Situations Funds.

(5)
Based solely on the Schedule 13D filed on August 8, 2008, by ABIOMED, Inc., Abiomed acquired 86,000,000 common shares of WorldHeart, as a result of the Abiomed's conversion of the full amount of principal and interest owed on the US$5,000,000 8% Secured Convertible Promissory Note previously issued to Abiomed by WorldHeart and WHI, Abiomed's release of the security interest in all of the assets of WorldHeart and WHI that secured the Note, termination of the warrant Abiomed held to purchase 3,400,000 common shares of WorldHeart, and forgiveness of other amounts owed to Abiomed by the Issuer. Michael M. Minogue is nominated to serve on our Board of Directors as a designee of Abiomed.

(6)
Includes options for 238,836 common shares. All of those options are exercisable within 60 days of September 2, 2008. Includes 17,270 performance bonus shares. Also includes 43,000 shares held by Jal S. Jassawalla and Janette Diane Jassawalla, Trustees for the Jassawalla Family Trust U/A DTD 06/28/94.

(7)
Includes options for 49,167 common shares. All of those options are exercisable within 60 days of September 2, 2008. Also includes 8,538 performance bonus shares.

(8)
Includes options for 39,185 common shares. All of those options are exercisable within 60 days of September 2, 2008. Also includes 8,279 performance bonus shares.

(9)
Includes options for 38,333 common shares. All of those options are exercisable within 60 days of September 2, 2008. Also includes 10,608 performance bonus shares.

(10)
Includes options for 15,667 common shares. All of those options are exercisable within 60 days of September 2, 2008.

(11)
Includes options for 3,333 common shares. All of those options are exercisable within 60 days of September 2, 2008.

(12)
Includes options for 3,333 common shares. All of those options are exercisable within 60 days of September 2, 2008.

(13)
Includes 2,985 performance bonus shares. Mr. Pellone terminated employment with us in July 2008, but continues to perform consulting services.

(14)
Includes options for 27,500 common shares. Mr. Juelis terminated employment with us in August 2007.

(15)
Includes an aggregate of 443,687 options held by executive officers and directors as a group that are exercisable within 60 days of September 2, 2008. In addition, see footnotes (2), (3), (4) and (5).

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information with respect to our 2006 Equity Incentive Plan, formerly known as the World Heart Corporation Employee Stock Option Plan, which was the only equity compensation plan in effect as of December 31, 2007 and up to July 31, 2008. This Plan was initially adopted in December 1996 and was amended and restated several times. The most recent amendments were approved by our shareholders on December 20, 2006 and a current amendment is proposed at this Special Meeting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,030,105	$10.98	335,461
Equity compensation plans not approved by security holders	—	—	—

Total	1,030,105	$10.98	335,461

EXECUTIVE OFFICERS

        Set forth below is the name, age and biographical information for each of our executive officers.

        Jal S. Jassawalla (62) has served as our President and Chief Executive Officer since July 2004. Mr. Jassawalla's biographical information is included above in the discussion of WorldHeart directors.

        David Pellone (64) has served as our Vice President, Finance and Chief Financial Officer since August 31, 2007 and on July 1, 2008, Mr. Pellone ceased to be an employee of the Company but agreed to continue as Vice President, Finance and Chief Financial Officer as a consultant to the Company until September 30, 2008, unless earlier terminated. Mr. Pellone has extensive experience as the Vice President of Finance and Chief Financial Officer with a number of companies, including technology companies. His prior work experience includes Condor Power Supplies, Inc., Flash Electronics, Inc., RAE Systems Inc., AG Associates Inc. and the Medical Products and Services Division of 3M Company. Since October 2005, Mr. Pellone has served as a consultant to several companies, including Globalstar, Inc., OpSource, Inc., Reliant Technologies, Inc., Sylantro Systems Corporation, Tasman Networks, Inc. and WorldHeart, in areas ranging from public reporting, internal controls compliance and divestiture to audit preparation. From May 2004 to March 2005, Mr. Pellone served as Vice President Finance and Chief Financial Officer with Condor Power Supplies, Inc. From November 2000 to January 2004, Mr. Pellone served as Vice President Finance/Chief Financial Officer with Flash Electronics, Inc.

        Piet Jansen, M.D. (49) joined WorldHeart in February 2004 as our Chief Medical Officer. He was appointed Managing Director for Europe in July 2004. Prior to joining WorldHeart, Dr. Jansen was the Vice President, Clinical Programs at Orqis International GmbH from 2003 to February 2004. He was Vice President, Clinical Affairs at Jarvik Heart Inc. from 2001 to 2003. From 1997 to 2001, Dr. Jansen worked for the Novacor Division of Edwards Life sciences LLC, formerly Baxter Corporation.

        Phillip J. Miller (60) was appointed our Vice President, Research and Development in November 2004. Mr. Miller became an employee in June 2000 when WorldHeart acquired the Novacor Division of Edwards Life sciences LLC, formerly Baxter Corporation. Previously, he was the Director of Biomedical Engineering at Edwards Life sciences commencing in 1973.

        Pratap S. Khanwilkar (46) joined WorldHeart in August 2005 as the Vice President, Rotary Systems and Business Development when WorldHeart purchased MedQuest Products, Inc. Prior to that, Mr. Khanwilkar was Chief Executive Officer and a co-founder of MedQuest from 1993. Mr. Khanwilkar has 24 years of medical device development and commercialization experience, and more than 50 publications in scientific, engineering and medical journals. He was recognized in 2006 as a Fellow of the American Institute of Medical and Biological Engineering, and elected in 2007 as a US representative to the Board of Trustees of the International Society for Rotary Blood Pumps.

 COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows all compensation awarded to, earned by, or paid to Jal S. Jassawalla, our President and Chief Executive Officer, A. Richard Juelis, our former Vice President, Finance and Chief Financial Officer, and David Pellone, our current Vice President, Finance and Chief Financial Officer, and to Piet Jansen, Phillip J. Miller and Pratap Khanwilkar, our three other most highly compensated executive officers at the end of fiscal year 2007 (the "Named Executive Officers"). The table is for the fiscal years ended December 31, 2006 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (3) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)		Total ($)
Jal. S. Jassawalla	2007	$277,680		—	$70,807	$482,246	$23,603	—	$3,564(5)		$857,900
President and Chief Executive Officer	2006	267,000		—	87,200	—	53,700	—	4,005(8)		411,905
David Pellone	2007	56,077		—	12,239	27,590	4,080	—	1,023(5)		101,009
Vice President, Finance and Chief Financial Officer	2006	—		—	—	—	—	—	—		—
A. Richard Juelis	2007	171,457	(9)	—	—	—	—	—	571(5)		172,028
Vice President, Finance and Chief Financial Officer	2006	200,000		—	—	—	—	—	923(8)		200,923
Piet Jansen, M.D.(7)	2007	242,278		—	43,493	56,262	21,235	—	13,993(2)		377,261
Chief Medical Officer	2006	213,487		—	—	—	—	—	53,700(2)		267,187
Phillip J. Miller(6)	2007	169,609		—	33,944	64,299	11,315	—	3,061(5	)(6)	282,229
Vice President, Research and Development	2006	160,000		—	—	—	—	—	11,051(6	)(8)	171,051
Pratap Khanwilkar	2007	171,600		—	35,006	64,299	11,669	—	529(5)		283,103
Vice President, Rotary Systems and Business Development	2006	165,000		—	—	—	—	—	5,585(8)		170,585

(1)
Represents the FAS 123R value of the stock options to purchase our common shares. The options vest after one year from the date of grant over three years. For additional information on the valuation assumptions with respect to these options, refer to Note 10 of our financial statements in our Form 10-KSB for the year ended December 31, 2007, as filed with the SEC on March 27, 2008. These amounts represent the fair value of the awards on the grant date and do not correspond to the actual income that will be recognized by the officers.

(2)
Represents a $50,000 advance for relocation expenses paid to Dr. Jansen in 2006 in US dollars. Includes $1,100 and $1,200 in car allowances for 2007 and 2006, respectively, $2,700 and $2,500 in health care benefits paid to Dr. Jansen in Euros, for 2007 and 2006, respectively, converted to US dollars using the monthly average exchange rate for each pay period. Also includes $10,200 rent paid directly to Dr. Jansen's landlord in California.

(3)
Represents the value of performance bonus shares recognized for financial reporting purposes in 2007.

(4)
Represents cash portion of the performance bonus earned in 2007 approved and paid in 2008.

(5)
Represents Group Term Life Insurance premiums paid in 2007.

(6)
Includes $1,601 and $5,351 in royalties accrued in 2007 and 2006, respectively, on the sales of the Novacor LVAS pursuant to a royalty agreement between Mr. Miller and WorldHeart dated April 22, 1998.

(7)
In 2006 and 2007, Dr. Jansen lived and worked in Holland and was paid in Euros. This amount was converted to US dollars using the quarterly exchange rate for each pay period. Dr. Jansen is paid once each month.

(8)
Includes 401(k) plan employer matching contributions for 2006. Employer matching program was discontinued in November 2006.

(9)
Mr. Juelis terminated his employment with us in August 2007, but continued to perform consulting services through December 31, 2007. Mr. Juelis' compensation includes a total of $40,000 paid in consulting fees, of which $20,000 were paid in 2008.

(10)
This amount also includes clinical bonus in the amount of $6,737 earned on Novacor LVAS sales.

NARRATIVE DISCLOSURES TO SUMMARY COMPENSATION TABLE

        It is our policy to award stock options at an exercise price equal to the closing price of our common stock on the business day prior to the date of the grant in accordance with the terms of our shareholder-approved 2006 Equity Incentive Plan, formerly known as World Heart Corporation Employee Stock Option Plan. The Compensation Committee has not granted options with an exercise price that is less than the closing price of our common stock one business day prior to the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the date on which the Compensation Committee approves the stock option grant. In 2007, we began granting performance share awards to our employees, including our named executive officers.

        We entered into an employment arrangement with Mr. Jal S. Jassawalla on June 23, 2000. This arrangement was updated on July 28, 2004 and again on October 25, 2004. As of July 28, 2004, Mr. Jassawalla is entitled to receive a base salary of $267,000 a year. On April 25, 2006, Mr. Jassawalla received a stock option to purchase 100,000 common shares which vests in full on the first anniversary of the date of grant. He is eligible to receive additional option grants under our 2006 Equity Incentive Plan and is entitled to a severance payment of 104 weeks of his regular salary. Mr. Jassawalla was granted performance shares in 2007 which are earned upon the achievement of certain performance milestones related to our strategic and financing goals and activities. These performance shares are fully vested when paid upon the Compensation Committee's or the Board of Directors' determination that the performance goals have been achieved. Performance Shares are paid in cash and stock. With respect to the 2007 performance shares grant, Mr. Jassawalla earned $23,603 in cash and 17,270 common shares to be paid in 2008.

        We entered into an employment agreement with Mr. Richard Juelis, our former Vice President, Finance and Chief Financial Officer, on May 27, 2005. Mr. Juelis was entitled to receive an annual salary of $200,000. He received an initial stock option grant for 275,000 common shares. We amended our agreement with Mr. Juelis on April 4, 2007. Under the amended agreement, Mr. Juelis' salary was reduced an average of 37.5% over a six-month period, and he was entitled to a special bonus, payable in part in our common shares and in part in cash, in relation to the successful completion of a project to monetize certain of our Canadian tax loss carryforwards and to prepare for reincorporation of WorldHeart in the United States. The first one-third of 5% of the total monetization proceeds would be payable in our common shares (the "Special Bonus Shares"), issuable under our 2006 Equity Incentive Plan and determined by dividing the cash equivalent of one-third of the 5% of the total monetization proceeds by the closing trading price per share on the day before the date of determination. The Special Bonus Shares will vest upon entering into a definitive agreement for the purposes of monetization, with the remaining two-thirds of the 5% of the total monetization proceeds payable in cash upon the receipt by WorldHeart of the total monetization proceeds, pro rata, in one or more tranches. Mr. Juelis was also awarded a grant of up to 50,000 performance shares in 2007 pursuant to the terms and conditions of the 2006 Equity Incentive Plan. The performance shares were to be earned upon the achievement by Mr. Juelis of certain performance milestones related to our strategic and financing goals and activities. Mr. Juelis stepped down from his position as our Chief Financial Officer in August 2007, but remained with us in a consulting capacity through the transition period until the end of 2007, when his services were completed. He was paid a total of $40,000 in consulting fees, of which $20,000 was paid in 2008. No special bonus or performance shares were paid to Mr. Juelis.

        We entered into an employment agreement with Mr. David Pellone on August 30, 2007. Mr. Pellone is entitled to receive an initial annual salary of $180,000. He received an initial stock option grant for 15,000 common shares and is eligible to receive future option grants pursuant to our 2006 Equity Incentive Plan. The option will vest annually over a three-year period. Mr. Pellone was paid approximately $21,000 in consulting fees for services performed prior to joining the Company as an employee. Mr. Pellone was not granted performance shares in 2007; however, the Compensation Committee of the Board of Directors determined that Mr. Pellone would receive $4,080 in cash and 2,985 common shares to be paid in 2008 with respect to his contributions in 2007. On July 1, 2008, the Company announced that Mr. David Pellone had resigned as an employee of the Company, effective July 1, 2008. As approved by WorldHeart's Board of Directors, Mr. Pellone will provide certain consulting services to the Company and serve as the acting Vice President, Finance and Chief Financial Officer of the Company during the term of his consulting agreement. The Company and Pellone Enterprises Incorporated, a company controlled by Mr. Pellone have entered into a Consulting Agreement, dated as of June 19, 2008, pursuant to which the Consultant, through Mr. Pellone, will provide certain financial management and consulting services to the Company commencing July 2, 2008 and ending on September 30, 2008, unless earlier terminated by the Company or Mr. Pellone, with 60 days written notice. Under the Consulting Agreement, the Consultant will receive a consulting fee of $150 per hour, subject to an aggregate cap of $50,000. In the Consulting Agreement, Mr. Pellone has agreed to certain customary confidentiality, invention and non-solicitation covenants.

        We entered into an employment arrangement with Mr. Phillip Miller on June 23, 2000. This arrangement was updated on October 12, 2004. As of October 2004, Mr. Miller is entitled to receive a yearly base salary of $160,000. Mr. Miller is eligible to receive future option grants under our 2006 Equity Incentive Plan. Under the October 12, 2004 arrangement, Mr. Miller retained his rights from a royalty agreement that we entered into on April 22, 1988 entitling him to certain payments on the sale of Novacor LVAS kits. Mr. Miller was granted performance shares in 2007 which are earned upon the achievement of certain performance milestones related to our strategic and financing goals and activities. These performance shares are fully vested when paid upon the Compensation Committee's or the Board of Directors' determination that the performance goals have been achieved. Performance shares are paid in cash and stock. With respect to the 2007 performance shares grant, Mr. Miller earned $11,315 in cash and 8,279 common shares to be paid in 2008.

        We entered into an employment arrangement with Piet Jansen, M.D. on December 9, 2003. That arrangement was updated on October 12, 2004, and again on July 12, 2006. Under the current agreement, as our Chief Medical Officer, he receives an annual base salary of $205,000 and received an advance of $50,000 in 2006 for reimbursement of moving expenses for his relocation to Oakland, California. The initial term of employment under the current agreement is eighteen months from July 12, 2006, during which time Dr. Jansen may be terminated only for cause (as defined in the agreement). After the initial eighteen months, Dr. Jansen's employment became at will. If, following a change of control at WorldHeart (as defined in the agreement) but before the initial eighteen month term ends, Dr. Jansen is terminated, he is entitled to receive as severance the remainder of his compensation that he would have been paid for the first eighteen months. Dr. Jansen was granted performance shares in 2007 which are earned upon the achievement of certain performance milestones related to our strategic and financing goals and activities. These performance shares are fully vested when paid upon the Compensation Committee's or the Board of Directors' determination that the performance goals have been achieved. performance shares are paid in cash and stock. With respect to the 2007 performance shares grant, Dr. Jansen earned $14,498 in cash and 10,608 common shares to be paid in 2008.

        We entered into an employment arrangement with Mr. Pratap Khanwilkar on January 31, 2005, which became effective on July 29, 2005 upon the closing of our acquisition of MedQuest Products, Inc. Under the current agreement, Mr. Khanwilkar is entitled to receive an annual salary of $165,000.

Mr. Khanwilkar is also eligible to receive future option grants pursuant to our 2006 Equity Incentive Plan. Mr. Khanwilkar was granted performance shares in 2007 which are earned upon the achievement of certain performance milestones related to our strategic and financing goals and activities. These performance shares are fully vested when paid upon the Compensation Committee's or the Board of Directors' determination that the performance goals have been achieved. Performance shares are paid in cash and stock. With respect to the 2007 performance shares grant, Mr. Khanwilkar earned $11,669 in cash and 8,538 shares of stock to be paid in 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth information about stock options held by our Named Executive Officers at the end of fiscal year 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jal S. Jassawalla	89	—	$92.30	3/3/2012
	55	—	94.50	3/3/2012
	78,723	—	13.00	9/23/2013
	100,000	—	14.80	1/31/2014
	10,000	—	11.30	4/25/2015
	—	150,000	4.10	3/1/2016
David Pellone	—	15,000	2.33	8/31/2017
A. Richard Juelis	27,500	—	11.50	7/30/2010
Piet Jansen, M.D.	24,000	—	13.00	9/23/2013
	8,500	—	14.80	1/31/2014
	—	17,500	4.10	3/1/2016
Phillip J. Miller	161	—	92.30	3/3/2012
	109	—	94.50	3/3/2012
	18,000	—	13.00	9/23/2013
	14,500	—	14.80	1/31/2014
	—	20,000	4.10	3/1/2016
Pratap Khanwilkar	42,500	—	11.30	7/29/2014
	—	20,000	4.10	3/1/2016

OPTION AWARDS

        All of the above options vest annually over three years. Mr. Juelis terminated his employment with us in August 2007, but continued to perform consulting services through December 31, 2007.

 DIRECTOR COMPENSATION TABLE

        The following table sets forth information about compensation of our non-employee directors for the fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Options Awards ($)(2)	Total ($)(1)
Michael Sumner Estes, Ph.D	$41,350	$26,706	$68,056
William C. Garriock	41,500	21,365	62,865
Gary W. Goertz	24,000	11,841	35,841
Robert J. Majteles	38,567	21,365	59,932
C. Ian Ross(3)	45,000	21,365	66,365

(1)
Non-employee directors were paid on a quarterly basis. For Robert Majteles and Michael Estes, amounts were converted from Canadian dollars to US dollars using the average exchange rate for each quarter.

(2)
Represents the FAS 123R value of the stock options to purchase our common shares. The options vest annually over three years. For additional information on the valuation assumptions with respect to these options, refer to Note 10 of our financial statements in our Form 10-KSB/A for the year ended December 31, 2007, as filed with the SEC on July 16, 2008. These amounts represent the fair value of the awards on the grant date and do not correspond to the actual value that will be recognized by the directors.

(3)
The vesting of options was accelerated when C. Ian Ross retired form the Board, and WorldHeart allowed the options to continue until their natural expiry despite his departure.

NARRATIVE DISCLOSURES TO DIRECTOR COMPENSATION TABLE

        On April 4, 2007 the Board of Directors adopted a new directors' compensation plan effective at the beginning of 2007. Under the program, each of our non-employee directors receives an annual cash fee of Cdn $25,000. The Chairman of the Board of Directors receives an additional cash fee of Cdn $40,000, the Chair of the Audit Committee receives an additional cash fee of Cdn $15,000, and the Chairs of each of the other committees, excluding the Corporate Governance and Nominating Committee, receive an additional cash fee of Cdn $7,500. An additional Cdn $1,000 per diem fee is paid for meetings attended in person and a Cdn $500 per diem fee is paid for meetings attended by telephone, with a daily maximum of Cdn $1,000. In the fiscal year ended December 31, 2007 the total compensation paid to non-employee directors was Cdn $141,250 of which Cdn $38,750 was for 2006 compensation paid in 2007. Non-employee directors are also entitled to be reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or of a Committee.

        Each of our non-employee directors also receives stock option grants under our 2006 Equity Incentive Plan. Options granted under this plan are nonstatutory stock options. During 2007, we granted options to the non-employee directors as described below. No options were exercised by the directors in 2007.

        Michael Sumner Estes, Ph.D. joined our Board of Directors in April 2007. Upon his appointment to the Board, Dr. Estes received an option to purchase 10,000 common shares, vesting annually over three years, at an exercise price per share of $3.40, in accordance with our 2006 Equity Incentive Plan, pursuant to which the option was granted.

        Gary W. Goertz joined our Board of Directors in June 2007. Upon his appointment to the Board, Mr. Goertz received an option to purchase 10,000 common shares, vesting annually over three years, at an exercise price per share of $1.50, in accordance with our 2006 Equity Incentive Plan, pursuant to which the option was granted.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

  Transactions With Related Persons

        We have entered into certain employment agreements with Messrs. Jassawalla, Juelis, Miller, Khanwilkar and with Dr. Jansen and a consulting agreement with Mr. Pellone. The details of these employment and consulting agreements are described above under the heading "Executive Compensation—Narrative Disclosures to Summary Compensation Table."

        Pursuant to the terms of the Recapitalization Agreement each of Abiomed, Venrock, Special Situations Funds and New Leaf have the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding common shares of WorldHeart. Subject to the terms of the Recapitalization Agreement, Abiomed also has the right to designate an observer to attend meetings of the Board of Directors at any time it does not have a designee on the Board of Directors. If Abiomed has not nominated a director on or prior to the second anniversary of the closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate. All of Abiomed's rights with respect to the Board of Directors of WorldHeart will terminate on the fifth anniversary of the closing. As set forth under the heading "Election of Directors", each of Abiomed, Venrock, Special Situations Funds and New Leaf have designated a person for election to the Board of Directors.

  Director Independence

        The discussion concerning the independence of our directors under the heading "Corporate Governance."

  Directors' And Officers' Indemnification

        We maintain directors' and officers' liability insurance in the aggregate amount of $10,000,000. The aggregate annual premium in 2007 for such insurance was $200,000. Our by-laws provide that WorldHeart shall indemnify a director or officer of WorldHeart against liability incurred in such capacity to the extent permitted or required by the Canada Business Corporations Act. To the extent we are required to indemnify the directors or officers pursuant to the by-laws, the insurance policy provides that we are liable for the initial $350,000 in respect of each securities claim and the initial $350,000 with respect to each other claim.

  Loans To Directors And Officers

        None of the directors or officers of WorldHeart, or any associate of the directors or officers of WorldHeart, has been or is indebted to WorldHeart.

 REPORT ON EXECUTIVE COMPENSATION AND
COMPOSITION OF THE COMPENSATION COMMITTEE(2)

(2)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before of after the date hereof and irrespective of any general incorporation language in any such filing.

        The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the overall approach to compensation for WorldHeart and its employees and specifically with respect to the executive officers of WorldHeart, including the President and Chief Executive Officer, reviews remuneration of directors of WorldHeart, and administers the 2006 Equity Incentive Plan, formerly known as World Heart Corporation Employee Stock Option Plan. From January 2007 to June 2007, the Compensation Committee was composed of three directors: Robert J. Majteles (Chair), C. Ian Ross and William C. Garriock. In June 2007, Dr. Estes replaced Mr. Ross as a member of the Compensation Committee when Mr. Ross' term expired at the 2007 Annual Meeting. In May 2008, Mr. Majteles resigned as a director and Gary Goertz became a member of the Compensation Committee and Dr. Estes was appointed the Chair. All members of the Compensation Committee are independent. The Compensation Committee met three times in 2007 and two times from January 1 to July 31, 2008.

        WorldHeart's executive compensation plan is based on a pay for performance philosophy weighted in favor of long term equity incentives. The Compensation Committee believes that long term equity incentives are an important component of compensation to motivate executive officers and employees and more closely align these individuals with the interest of shareholders.

        In March 2007 and again January 2008, the Board of Directors retained Cypress Ridge Solutions & Insurance Services, Inc., a compensation consulting firm, to assist the Compensation Committee in an analysis and review of our overall compensation strategy and policies, and to provide recommendations, in respect of our management executive compensation programs and practices including management short term and long term incentive awards. In addition, the consultant was requested to provide background and analysis on best practices of comparable companies and industry trends, a review of the current business environment, a review of our near and longer term business strategies and a review of good corporate governance practices for us. The consultant met with our human resources team and our President and Chief Executive Officer to obtain background and information as to our operations, personnel and objectives. The consultant was requested to make recommendations to the Compensation Committee on achieving a competitive executive compensation program. The consultant met with the Compensation Committee, reviewed the background analytical information and made various recommendations.

        In 2007, the Compensation Committee, with the assistance of the compensation consultant, adopted a new strategy to ensure that the our executive compensation programs and practices are aligned with our performance and the competitive marketplace and to allow benefits for individual and team performance and meeting business objectives. In adopting this new compensation program, surveys of similarly situated companies were reviewed including the 2006 Radford Biotech Compensation Survey, the 2006 Medical Device Industry Compensation (MEDIC) Benchmark Survey and the 2006 ERI Executive Compensation Survey. The Compensation Committee adopted a compensation model that includes base pay, annual performance incentives and long term incentives. For 2007, the Committee provided for a 4% merit increase for our executive officers to meet with market trends and competitive analysis. An annual performance incentive as a percentage of base salary was implemented to provide for a payout weighted to performance shares under the 2006 Equity Incentive Plan but including a cash component. These annual performance incentives are based on meeting objectives which align with our overall goals as well as individual objectives. Individuals also receive a long term incentive in the form of stock option grants under the 2006 Equity Incentive Plan. As part of the compensation program, additional grants of stock options and performance bonus shares were made to executive officers and directors in March 2007 and in February 2008.

        In August 2008, WorldHeart announced that as part of a phased consolidation plan into a primary facility at its current location in Salt Lake City, Utah, a search is being undertaken for a Chief Executive Officer to reside in Salt Lake City. Mr. Jassawalla, WorldHeart's current President and CEO, will remain in a senior management position based in California.

  President and Chief Executive Officer's Compensation

        When Mr. Jassawalla became President and Chief Executive Officer, the Compensation Committee reviewed Mr. Jassawalla's existing compensation in light of his new position and responsibility and adjusted it based on the market information of comparable companies. Also the Compensation Committee adjusted the compensation to reflect a revised compensation model based primarily on a moderate base salary and long term equity compensation. The Compensation Committee determined that the base salary would be fixed at $267,000 and that comparable chief executive officers received long term equity compensation ranging from three to five percent of the fully diluted issued and outstanding common shares of the company. The Compensation Committee determined to issue Mr. Jassawalla approximately 1.7 million options or approximately three percent of the issued and outstanding common shares of WorldHeart after giving effect to the MedQuest acquisition and the Maverick private placement and the related warrant exercises and debenture conversions. A portion of such options was granted to Mr. Jassawalla in September 2004 with an additional portion in January 2005 based on performance and the proposed transactions. In 2006, Mr. Jassawalla was granted an additional stock option to purchase 100,000 common shares. As part of the compensation program, Mr. Jassawalla received an additional grant of stock options and performance bonus shares in March 2007 and in February 2008.

        This report on executive compensation is submitted by the directors of the Compensation Committee:

  Michael Sumner Estes (Chair)
  William Garriock
  Gary Goertz.

 HOUSEHOLDING OF PROXY MATERIALS

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of the Annual Report and proxy statement unless we have received contrary instructions. This procedure will reduce our printing costs and postage fees.

        Shareholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

        Shareholders who wish to receive a separate Annual Report and Proxy Statement, please notify your broker or direct your written request to World Heart Corporation, Attn: Investor Relations, 7799 Pardee Lane, Oakland, California 94621, or contact our Investor Relations Department at 510-563-4721.

        Our Annual Report on Form 10-KSB/A for the year ended December 31, 2007 and filed with the SEC, is incorporated herein by references and is available at no charge to shareholders. Copies also may be obtained without charge through our website at http://www.worldheart.com, as well as the SEC's website at http://www.sec.gov and on SEDAR at http://www.sedar.com or by written request to World Heart Corporation, Attn: Investor Relations, 7799 Pardee Lane, Oakland, California 94621, or contact our Investor Relations Department at 510-563-4721.

        Upon receipt of your written or oral request, we will promptly deliver a separate copy of the Annual Report or proxy statement. Shareholders who currently receive multiple copies of the Annual Report and proxy statement at their address and would like to request "householding" of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

        Additional information relating to WorldHeart is available on the System for Electronic Document Analysis and Retrieval at www.sedar.com. Shareholders may request copies of the corporation's financial statements and management's discussion and analysis by writing to the Director of Finance of WorldHeart at 7799 Pardee Lane, Oakland, California, USA 94621 or by calling (510) 563-5000 or obtain copies on WorldHeart's website at www.worldheart.com.

        You may read this proxy statement, the Annual Report on Form 10-KSB/A for the year ended December 31, 2007 and any document WorldHeart files with the SEC, without charge at the SEC's public reference room at 100 "F" Street, N.W., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents are also available through the website maintained by the SEC at www.sec.gov.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

 APPROVAL OF THE BOARD OF DIRECTORS

        The contents and the sending of this proxy statement have been approved by the Board of Directors of WorldHeart.

By Order of the Board of Directors
Michael Sumner Estes Chairman
Oakland, California August 27, 2008

 APPENDIX A

TEXT OF AMENDMENT TO ARTICLES OF WORLD HEART CORPORATION
FOR PURPOSES OF REVERSE STOCK SPLIT

RESOLVED, as a special resolution, that:

        The Company is hereby authorized to amend its articles of incorporation to provide that:

          1.    The authorized capital of the Company is altered by consolidating all of the issued and outstanding common shares of the Company without par value on the basis of a consolidation ratio to be selected by the Company's board of directors, in its sole discretion, provided that (i) the ratio may be no smaller than one post-consolidated share for every 20 pre-consolidated shares and no larger than one post-consolidated share for every 30 pre-consolidated shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares;

          2.     In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and the holder will not receive any cash amount in respect of the fractional share;

          3.     The effective date of such consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date shall be prior to October 9, 2009;

          4.     Any officer or director of the Company is hereby authorized to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this special resolution, including, without limitation, the determination of the effective date of the consolidation and the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

          5.     Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution at any time before a certificate of amendment is issued by the Director.

PROXY

WORLD HEART CORPORATION

PROXY SOLICITED ON BEHALF OF MANAGEMENT OF WORLD HEART CORPORATION
FOR THE SPECIAL MEETING OF SHAREHOLDERS

THURSDAY, OCTOBER 9, 2008
11:00 a.m.

Suite 5300, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario

WORLD HEART CORPORATION 7799 Pardee Lane Oakland, California 94621	proxy

TO THE SHAREHOLDERS OF WORLD HEART CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of WORLD HEART CORPORATION, a Canadian corporation (the “Company”), will be held on Thursday,  October 9, 2008, at 11:00 a.m. local time at Suite 5300, Toronto Dominion Bank Tower, 66 Wellington Street, Toronto, Ontario, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint William C. Garriock, or failing him, Gary W. Goertz, both officers and/or directors of the Company or, instead of either of them,                      as nominee of the undersigned, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof.

Shareholders have the right to appoint a person (who need not be a shareholder) to attend and act for them and on their behalf other than the nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided for that purpose.

All shareholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible.  In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States or Canada) is enclosed for that purpose.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The foregoing items of business are more fully described in the proxy statement accompanying this Proxy Card.  The Board of Directors has fixed the close of business on September 5, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

See reverse for voting instructions.

Address Change/Comments (Mark the corresponding box on the reverse side)

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
CIBC Mellon Trust Company, the Company’s transfer agent, at Proxy Department, CIBC Mellon Trust Company,
P.O. Box 721, Agincourt ON M1S 0A1 or by Fax 1-416-368-2502.

Proxies must be received by Wednesday, October 8, 2008 at 5:00 p.m. EST.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

1. Election of Directors:
(Instructions:  To withhold authority to vote for any individual nominee strike a line through the nominees name listed below.)

01 Jeani Delagardelle

02 Michael S. Estes

03 William C. Garriock

04 Gary W. Goertz

05 Anders D. Hove

06 Jal S. Jassawalla

07 Austin W. Marxe

08 Michael R. Minogue

	☐	For	☐	Withheld for All
2. to approve an amendment of the World Heart Corporation 2006 Equity Incentive Plan to increase the maximum number of common shares that may be issued under the plan from 1,477,251 to 44,000,000	☐	For	☐	Against	☐	Abstain

3. to approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s articles to effect a reverse stock split of the Company’s common shares within the range of 20-to-1 to 30-to-1 at any time prior to the first anniversary of this Special Meeting;

	☐	For	☐	Against	☐	Abstain
4. to approve the issuance of warrants exercisable for 2,500,000 common shares of the Company to certain advisors of the Company’s recently completed private placement	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.  IN ADDITION, THE UNDERSIGNED APPOINTS SUCH PERSON TO VOTE AND ACT AS AFORESAID UPON ANY AMENDMENTS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE SPECIAL MEETING AND ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.  If held in joint tenancy, all persons must sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management.

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 9, 2008
WORLD HEART CORPORATION 7799 PARDEE LANE OAKLAND, CALIFORNIA 94621 PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 9, 2008
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PROPOSAL 2 APPROVAL OF AN AMENDMENT THE WORLD HEART CORPORATION 2006 EQUITY INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
U.S. FEDERAL INCOME TAX CONSEQUENCES
PROPOSAL 3
PROPOSAL 4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
NARRATIVE DISCLOSURES TO SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
OPTION AWARDS
DIRECTOR COMPENSATION TABLE
NARRATIVE DISCLOSURES TO DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
REPORT ON EXECUTIVE COMPENSATION AND COMPOSITION OF THE COMPENSATION COMMITTEE(2)
HOUSEHOLDING OF PROXY MATERIALS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
APPROVAL OF THE BOARD OF DIRECTORS
  APPENDIX A
TEXT OF AMENDMENT TO ARTICLES OF WORLD HEART CORPORATION FOR PURPOSES OF REVERSE STOCK SPLIT